Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2023 RESULTS

Board declares $1.30 quarterly dividend per share; appoints William Moreton to Board of Directors

LEBANON, Tenn. – December 2, 2022 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter of fiscal 2023 ended October 28, 2022.

First Quarter Fiscal 2023 Highlights

•	The Company reported first quarter total revenue of $839.5 million. Compared to the prior year first quarter, total revenue increased 7.0%.

o	Comparable store restaurant sales increased 7.1%, while comparable store retail sales increased 4.3%.

•	GAAP operating income for the first quarter was $23.6 million, or 2.8% of total revenue, and adjusted[1] operating income was $30.0 million, or 3.6% of total revenue.

•	GAAP net income was $17.1 million, or 2.0% of total revenue. Adjusted EBITDA[1] was $54.8 million, or 6.5% of total revenue.

•	GAAP earnings per diluted share were $0.77, and adjusted[1] earnings per diluted share were $0.99.

•	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share.

•	The Company has appointed veteran restaurant leader, William Moreton, to its Board of Directors.

Commenting on the first quarter results, Cracker Barrel President and Chief Executive Officer, Sandra B. Cochran said, “We delivered topline performance and operating income results in line with our expectations. I was pleased with our teams’ ability to successfully operate in a challenging environment and with our progress on key initiatives including cost savings, digital experience, store technology, and hospitality. I remain confident in our strategy, and we continue to expect improved performance in the second half of the fiscal year. While the increased macroeconomic uncertainty and persistent inflationary pressures merit caution, we believe our value proposition and strong guest experience position us well to navigate the environment.”

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

Announcing the appointment of William Moreton to the Company’s Board of Directors, Ms. Cochran commented, “We are happy to announce that Bill Moreton has agreed to join our Board of Directors. Bill has over thirty-five years of leadership and financial experience in the restaurant space, including as the Chief Executive Officer and Executive Vice Chairman of Panera Bread Company, President and Chief Financial Officer of Potbelly Sandwich Works, Chief Executive Officer of Baja Fresh, and Executive Vice President and Chief Financial Officer of Houlihan’s Restaurant Group, as well as experience in banking and public accounting. With this background, Bill brings even more industry expertise and valuable perspective to our Board and adds to our Board’s already impressive level of strategic capabilities as we navigate industry challenges. Our other directors and our management team are looking forward to his contributions.”

First Quarter Fiscal 2023 Results

Revenue

The Company reported total revenue of $839.5 million for the first quarter of fiscal 2023, representing an increase of 7.0% compared to the first quarter of fiscal 2022. Cracker Barrel comparable store restaurant sales increased 7.1%, including total menu pricing of 7.8%. Comparable store retail sales increased 4.3% from the prior year quarter.

Operating Income

GAAP operating income for the first quarter was $23.6 million, or 2.8% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions and approximately $3.2 million in proxy contest and settlement expenses incurred in the first quarter, adjusted1 operating income for the first quarter was $30.0 million, or 3.6% of total revenue, compared to $46.1 million, or 5.9%, of total revenue in the prior year quarter.

The decline in the Company’s adjusted operating income as a percent of total revenue versus the prior year is primarily the result of commodity, wage and other expense inflation in excess of pricing, higher retail cost of goods sold, and elevated maintenance expense.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the first quarter was $17.1 million, or 2.0% of total revenue. This represented a 48.7% decrease compared to prior year quarter GAAP net income of $33.4 million, or 4.3% of total revenue. Adjusted EBITDA1 was $54.8 million, or 6.5% of total revenue, a 23.8% decrease compared to the prior year quarter EBITDA1 of $71.9 million, or 9.2% of total revenue.

GAAP earnings per diluted share for the first quarter were $0.77, a 45.4% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.41. Adjusted1 earnings per diluted share were $0.99, a 34.9% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.52.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on January 31, 2023 to shareholders of record as of January 13, 2023.

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

Fiscal 2023 Outlook

The Company anticipates the near-term consumer environment will remain challenged due to continued inflation, low consumer confidence, and macroeconomic uncertainty. The Company expects the environment and results to improve, although later in the year than the Company forecasted last quarter. The Company has thus adjusted its outlook for the fiscal year as follows:

•	Total revenue growth of 6% to 8% compared to the prior fiscal year;

•	Commodity inflation of 8% to 9%, with sequential moderation each quarter;

•	Wage inflation of 5% to 6%;

•	GAAP operating income margin rate in the low 4% range and adjusted operating income margin rate in the high 4% range.

The Company reiterated the following components of its outlook:

•	Three to four new Cracker Barrel units and 15 to 20 new Maple Street Biscuit Company units

•	Cost savings and business model improvements that are expected to contribute between $20 million to $25 million to fiscal 2023 profitability;

•	Capital expenditures of approximately $125 million; and

•	An effective tax rate in the range of 10% to 15%.

The Company reminds readers that the uncertainties created by current macroeconomic conditions may cause actual results to differ materially from those expected and that its outlook for fiscal 2023 reflects a number of assumptions, many of which are outside the Company’s control.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2023 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through December 16, 2022.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2023 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with inflationary conditions with respect to the cost for food, ingredients, retail merchandise, transportation, distribution, labor and utilities and their effects on the availability of key inputs to our business as well as consumer spending, travel and demand generally; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
	10/28/22	10/29/21	Percentage Change
Total revenue	$839,519	$784,930	7%
Cost of goods sold, (exclusive of depreciation & rent)	281,540	242,771	16
Labor and other related expenses	291,708	274,657	6
Other store operating expenses	196,704	183,679	7
General and administrative expenses	45,948	40,910	12
Operating income	23,619	42,913	(45)
Interest expense	3,532	2,629	34
Income before income taxes	20,087	40,284	(50)
Provision for income taxes	2,958	6,908	(57)
Net income	$17,129	$33,376	(49)

Earnings per share – Basic:	$0.77	$1.42	(46)
Earnings per share – Diluted:	$0.77	$1.41	(45)

Weighted average shares:
Basic	22,193,774	23,507,361	(6)
Diluted	22,292,654	23,593,882	(6)

Ratio Analysis
Total revenue:
Restaurant	78.9%	78.4%
Retail	21.1	21.6
Total revenue	100.0	100.0
Cost of goods sold, (exclusive of depreciation & rent)	33.5	30.9
Labor and other related expenses	34.8	35.0
Other store operating expenses	23.4	23.4
General and administrative expenses	5.5	5.2
Operating income	2.8	5.5
Interest expense	0.4	0.4
Income before income taxes	2.4	5.1
Provision for income taxes	0.4	0.8
Net income	2.0%	4.3%

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	10/28/22	10/29/21
Assets
Cash and cash equivalents	$38,705	$125,865
Accounts receivable	32,943	30,197
Inventories	231,010	159,633
Prepaid expenses and other current assets	28,583	41,528
Property and equipment, net	965,795	967,099
Operating lease right-of-use assets, net	918,725	966,866
Intangible Assets	21,191	21,267
Other assets	45,411	55,592
Goodwill	4,690	4,690
Total assets	$2,287,053	$2,372,737

Liabilities and Shareholders’ Equity
Accounts payable	$135,480	$138,199
Other current liabilities	334,040	311,448
Long-term debt	483,679	376,974
Long-term operating lease liabilities	714,155	744,150
Other long-term obligations	52,110	86,562
Deferred income taxes	80,076	86,189
Shareholders’ equity, net	487,513	629,215
Total liabilities and shareholders’ equity	$2,287,053	$2,372,737

Common shares issued and outstanding	22,195,467	23,519,857

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.
 CONDENSED CONSOLIDATED CASH FLOW STATEMENT
 (Unaudited and in thousands)

	Three Months Ended
	10/28/22	10/29/21
Cash flows from operating activities:
Net income	$17,129	$33,376
Depreciation and amortization	24,791	25,788
Amortization of debt issuance costs	431	479
Loss on disposition of property and equipment	683	1,870
Share-based compensation	2,422	2,309
Noncash lease expense	15,013	14,329
Amortization of asset recognized from gain on sale and leaseback transaction	3,184	3,184
Increase in inventories	(17,761)	(21,313)
Increase in accounts payable	(34,391)	3,023
Net changes in other assets and liabilities	(12,101)	(40,022)
Net cash (used in) provided by operating activities	(600)	23,023
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(21,626)	(14,053)
Proceeds from sale of property and equipment	166	14
Acquisition of business, net of cash acquired	0	(1,500)
Net cash used in investing activities	(21,460)	(15,539)
Cash flows from financing activities:
Proceeds under long-term debt	60,000	0
Taxes withheld from issuance of share-based compensation awards	(2,380)	(2,309)
Purchases and retirement of common stock	(12,448)	0
Dividends on common stock	(29,512)	(23,903)
Net cash provided by (used in) financing activities	15,660	(26,212)

Net decrease in cash and cash equivalents	(6,400)	(18,728)
Cash and cash equivalents, beginning of period	45,105	144,593
Cash and cash equivalents, end of period	$38,705	$125,865

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.
 Supplemental Information
 (Unaudited)

	First Quarter Ended
	10/28/22	10/29/21
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	3	0
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	664
Maple Street Biscuit Company	54	37

	First Quarter Ended
	10/28/22	10/29/21
Total revenue*: (In thousands)
Restaurant	$647,245	$604,278
Retail	177,141	169,386
Total revenue	$824,386	$773,664

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$188,505	$157,787
Retail	88,926	82,376
Total cost of goods sold	$277,431	$240,163

Average unit volume*: (In thousands)
Restaurant	$974.9	$910.1
Retail	266.8	255.1
Total	$1,241.7	$1,165.2
Operating weeks*:	8,631	8,632

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

Q1 2023 vs. Q1 2022
Comparable Cracker Barrel store sales period to period increase:
Restaurant	7.1%
Retail	4.3%
Total	6.5%

Number of Cracker Barrel locations in comparable store base	662

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its first quarter fiscal 2023 adjusted operating income and earnings per share. In regards to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	First Quarter Ended October 28, 2022
	As Reported	Adjustment	As Adjusted
		(1)(2)(3)
Total Revenue	$839,519	$0	$839,519
Store operating expense	769,952	(3,184)	766,768
General and administrative expense	45,948	(3,198)	42,750
Operating income	23,619	6,382	30,001
Interest expense	3,532	0	3,532
Income before income taxes	20,087	6,382	26,469
Provision for income taxes	2,958	1,500	4,458
Net income	$17,129	$4,882	$22,011
Earnings per share – basic	$0.77	$0.22	$0.99
Earnings per share – diluted	$0.77	$0.22	$0.99

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for expenses related to proxy contest and settlement expenses

(3) Adjusted for the tax impacts of (1) and (2) above

	First Quarter Ended October 29, 2021
	As Reported	Adjustment	As Adjusted
		(1)
Total Revenue	$784,930	-	$784,930
Store operating expense	701,107	(3,184)	697,923
General and administrative expense	40,910	-	40,910
Operating income	42,913	3,184	46,097
Interest expense	2,629	-	2,629
Income before income taxes	40,284	3,184	43,468
Provision for income taxes	6,908	748	7,656
Net income	$33,376	$2,436	$35,812
Earnings per share – basic	$1.42	$0.10	$1.52
Earnings per share – diluted	$1.41	$0.11	$1.52

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

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Cracker Barrel Reports First Quarter Fiscal 2023 Results

December 2, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its first quarter fiscal 2023 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company believes that presentation of EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

First Quarter Ended October 28, 2022
Net Income	$17,129
(+) Depreciation& Amortization	24,791
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184
(+) Interest Expense	3,532
(+) Tax (Benefit) Expense	2,958
EBITDA	$51,594
Adjustments
(+) Expenses related to proxy contest and settlement expenses	3,198
Adjusted EBITDA	$54,792

First Quarter Ended October 29, 2021
Net Income	$33,376
(+) Depreciation& Amortization	25,788
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184
(+) Interest Expense	2,629
(+) Tax Expense	6,908
EBITDA	$71,885

Reconciliation of GAAP-basis Operating Income Margin outlook to non-GAAP Operating Income Margin outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for fiscal 2023. The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of Fiscal 2023 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported Operating Income Margin Outlook	4.1%	4.4%
$12.7M non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
$3.2M in expenses related to proxy contest & settlement	0.1%	0.1%
Adjusted Operating Income Margin Outlook	4.6%	4.9%

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